Exhibit 21.1

ELIXIR PHARMACEUTICALS, INC.

SUBSIDIARIES

Name	Jurisdiction of Incorporation or Organization	Name Under Which Subsidiary Does Business
Nutracent, Inc.	Delaware	Nutracent, Inc.